UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2019

OLD NATIONAL BANCORP

(Exact name of Registrant as specified in its charter)

Indiana	001-15817	35-1539838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street Evansville, Indiana	47708
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 464-1294

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (s230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (s240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2019, Old National Bancorp (the “Company”) and Robert G. Jones, Chairman and Chief Executive Officer of the Company, entered into an amendment (the “Amendment”) to the employment agreement (the “Employment Agreement”) between the Company and Mr. Jones.  In connection with Mr. Jones previously announced retirement plans, the Company reviewed the Employment Agreement to determine any appropriate revisions.  Other than the revisions noted below, the terms of the Employment Agreement remain the same, the material terms of which were disclosed in the Company’s 8-K filed on February 1, 2011.

The Amendment provides that following May 2, 2019, Mr. Jones will continue to serve as Chairman until January 31, 2020, and that he will be eligible for the Company’s health and life insurance coverage until both he and his wife attain the age of 65.

The above summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment which is attached hereto as Exhibit 10.2 and is incorporated herein by reference as Exhibit 10.2.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1

Form of Employment Agreement for Robert G. Jones (incorporated by reference to Exhibit 10.1 of Old National’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 27, 2011)

10.2	Amended Employment Agreement entered into between the Company and Robert G. Jones

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2019

OLD NATIONAL BANCORP

By:	/s/ Jeffrey L. Knight
Jeffrey L. Knight
EVP, Chief Legal Counsel and Corporate Secretary

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